Exhibit 99.1

Company Registration No. 200005647N

ES Cell International Pte Ltd
and Subsidiary Company

Financial Statements for Years Ended March 31, 2009 and 2010

ES Cell International Pte Ltd and Subsidiary Company
Report of Independent Auditors

The Board of Directors and Shareholder of ES Cell International Pte Ltd & its subsidiary

We have audited the accompanying consolidated balance sheets of ES Cell International Pte Ltd (“the Company”) and its subsidiary (collectively, “the Group”), as of March 31, 2009 and 2010, the related consolidated statement of comprehensive income, statement of changes in equity and cash flow statement for the years then ended, and a summary of significant accounting policies and other explanatory notes. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Cell Cure Neurosciences Ltd, (a corporation in which the Company has an 55% & 49% interest respectively, as at March 31, 2009 and 2010), which statements reflect total assets of $2,289,540 as of March 31, 2009 and total revenue of $nil for the year then ended.  In the consolidated financial statements, the Company’s investment in Cell Cure Neurosciences Ltd is stated at $430,972 at March 31, 2010 and the Company’s equity in the net loss of Cell Cure Neurosciences Ltd is stated at $447,229 for the year then ended. Those statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) with a reconciliation to U.S. Generally Accepted Accounting Principles and were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Cell Cure Neurosciences Ltd, on the basis of IFRS with a reconciliation to U.S. Generally Accepted Accounting Principles, as of and for the years ended March 31, 2009 and 2010, is based solely on the report of the other auditor. We have applied auditing procedures to the adjustments to reflect the consolidation of Cell Cure Neurosciences Ltd as of and for the year ended 31 March 2009 and adjustments to reflect the investment in Cell Cure Neurosciences Ltd and share of loss of Cell Cure Neurosciences Ltd as of and for the year ended 31 March 2010 in accordance with Singapore Financial Reporting Standards.

We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Group as at March 31, 2009 and March 31, 2010, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with the Singapore Financial Reporting Standards, which differs in certain respects from U.S. Generally Accepted Accounting Principles (see Note 23 to the financial statements).

/s/   Ernst & Young LLP
Singapore
July 15, 2010

ES Cell International Pte Ltd and Subsidiary Company

Consolidated Balance Sheet as at March 31 2009 and 2010

		Group
	Note	As at March 31, 2010	As at March 31, 2009
		S$	S$
Non-current assets
Property, plant and equipment	4	140,597	302,674
Interest in associated company	5	430,972	–
		571,569	302,674

Current assets
Trade receivables	6	168,033	617,375
Other receivables	7	27,343	209,282
Cash and cash equivalents	8	475,912	3,693,327
		671,288	4,519,984

Current liabilities
Trade and other payables	9	607,028	990,447
Deferred capital grants	10	–	–
Convertible notes	11	10,794,792	–
Financial derivatives	11	408,602	12,657,527
		11,810,422	13,647,974
Net current liabilities		(11,139,134)	(9,127,990)

Non-current liabilities
Convertible notes	11	6,639,198	10,728,497
Deferred capital grants	10	–	229,680
Accrued severance pay		–	7,349
		6,639,198	10,965,526
Net liabilities		(17,206,763)	(19,790,842)

Equity attributable to equity holders of the Company

Total shareholder’s equity		(17,206,763)	(20,545,924)
Minority interest		–	755,082
Total equity		(17,206,763)	(19,790,842)

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

ES Cell International Pte Ltd and Subsidiary Company

Consolidated Statement of Comprehensive Income
for the years ended March 31, 2009 and 2010

		Group
	Note	Year ended March 31, 2010	Year ended March 31, 2009
		S$	S$

Revenue
Sales of goods		97,873	94,473
Grant income		472,506	318,190
License income		84,890	89,001
		655,269	501,664
Operating expenses
Employee benefits	16	(1,019,954)	(1,517,760)
Scientific expenses		(1,578,351)	(1,142,931)
Depreciation of property, plant and equipment	14	(113,149)	(122,004)
Impairment loss on property, plant and equipment	14	–	(18,495)
Facility and other operating expenses		(1,045,768)	(505,447)
Gain on dilution of shareholding in subsidiary	5	617,847	–
Total operating expenses		(3,139,375)	(3,306,637)

Other income		247,257	177,198

Loss from operating activities	14	(2,236,849)	(2,627,775)
Interest income		2,935	63,972
Finance cost – convertible notes	11	(6,705,493)	(3,847,634)
Fair value gain on derivative financial instrument	11	12,248,925	12,527,840
		3,309,518	6,116,403
Share of loss of associated company	5	(447,229)	–

Profit before taxation		2,862,289	6,116,403
Taxation	15	–	–
Profit for the year		2,862,289	6,116,403

Other comprehensive income for the year, net of tax
Foreign currency translation reserve		79,517	(152,849)
Total comprehensive income for the year		2,941,806	5,963,554

Profit attributable to:
Equity holders of the Company		3,373,773	6,611,708
Minority interest		(511,484)	(495,305)
		2,862,289	6,116,403

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

ES Cell International Pte Ltd and Subsidiary Company

Statement of Changes in Equity for the years ended March 31, 2009 and 2010

	Attributable to equity owners of the Company
	Share capital	Capital options reserve	Share option reserve	Capital Reserve	Foreign currency translation reserve	Accumulated losses	Total	Minority interest	Total
	S$	S$	S$	S$	S$	S$	S$	S$	S$
	(Note 12)		(Note 13)
Group

Balance at April 1, 2008	18,646,208	85	1,256,521	595,320	386,644	(47,956,645)	(27,071,867)	1,317,471	(25,754,396)
Expired / forfeited share options (Note 13)	–	–	(965,321)	–	–	965,321	–	–	–
Translation difference	–	–	–	–	(85,765)	–	(85,765)	(67,084)	(152,849)
Net profit for the financial year	–	–	–	–	–	6,611,708	6,611,708	(495,305)	6,116,403
Balance at March 31, 2009	18,646,208	85	291,200	595,320	300,879	(40,379,616)	(20,545,924)	755,082	(19,790,842)
Expired / forfeited share options (Note 13)	–	–	(61,200)	–	–	61,200	–	–	–
Translation difference	–	–	–	–	45,477	–	45,477	34,040	79,517
Net profit for the financial year	–	–	–	–	–	3,373,773	3,373,773	(511,484)	2,862,289
Deemed disposal of share of interest in subsidiary	–	–	–	(59,421)	(20,668)	–	(80,089)	(277,638)	(357,727)
Balance at March 31, 2010	18,646,208	85	230,000	535,899	325,688	(36,944,643)	(17,206,763)	–	(17,206,763)

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

ES Cell International Pte Ltd and Subsidiary Company

Consolidated Cash Flow Statements for the years ended March 31, 2009 and 2010

		Group
	Note	Year ended March 31, 2010	Year ended March 31, 2009
		S$	S$

Cash flows from operating activities:
Profit before taxation		2,862,289	6,116,403
Adjustments for:
Depreciation of property, plant and equipment	14	113,149	122,004
Impairment loss on property, plant and equipment	14	–	18,495
Interest income		(2,935)	(63,972)
Fair value gain on derivative	11	(12,248,925)	(12,527,840)
Finance cost – convertible bonds	11	6,705,493	3,847,634
Gain on dilution of shareholding in subsidiary	5	(617,847)	–
Share of loss of associated company	5	447,229	–
Foreign exchange difference		34,134	91,139

Operating loss before changes in working capital		(2,707,413)	(2,396,137)
Decrease/(increase) in trade receivables		449,341	(188,063)
(Increase)/decrease in other receivables		(471,770)	1,031,031
Increase/(decrease) in trade and other payables		179,646	(925,398)
Increase/(decrease) in deferred capital grant		143,760	(69,638)
Cash used in operations		(2,406,436)	(2,548,205)
Interest received		2,935	63,972
Net cash flows used in operating activities		(2,403,501)	(2,484,233)

Cash flows from investing activities:
Net cash outflow on deemed disposal of interest in subsidiary	5	(706,710)	–
Purchase of property, plant and equipment	4	(89,934)	(57,580)
Net cash flows used in investing activities		(796,644)	(57,580)

Cash flows from financing activity:
Proceeds from issue of convertible notes		–	2,000,000
Net cash flows from financing activity		–	2,000,000

Net decrease in cash and cash equivalents		(3,200,145)	(541,813)
Effect of exchange rate changes on cash and cash equivalents		(17,270)	(151,004)
Cash and cash equivalents at beginning of financial year		3,693,327	4,386,144

Cash and cash equivalents at end of financial year	8	475,912	3,693,327

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

1.	Corporate information

ES Cell International Pte Ltd (the "Company") is a limited liability company incorporated in Singapore. The immediate holding company is Biomedical Sciences Investment Fund Pte Ltd, incorporated in Singapore, which is ultimately controlled through the Singapore Government's Economic Development Board.

The registered office and principal place of business of the Company are located at 60 Biopolis Street, Genome #01-03, Singapore 138672.

The principal activities of the Company and its subsidiary company are to perform research and experimental development on life sciences.

Subsequent to balance sheet date on May 3 2010, BioTime, Inc. successfully acquired all the outstanding equity and debt instruments of the Company. As a result, the immediate holding company has changed from Biomedical Sciences Investment Fund Pte Ltd to BioTime, Inc. (Refer to Note 22 for further details).

2.	Fundamental accounting concept

The financial statements of the Company have been prepared on a going concern basis, notwithstanding the deficiency in net assets, as the new immediate holding company (BioTime, Inc.) of the Company has confirmed its intentions to provide an undertaking that they will provide adequate funds to the Company to enable it to continue operations for the next twelve months.

3.	Summary of significant accounting policies

3.1	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with Singapore Financial Reporting Standards ("FRS").

The consolidated financial statements have been prepared on a historical cost basis except as disclosed in the accounting policies below.

The accounting policies have been consistently applied by the Group and are consistent with those used in the previous financial year, except for the changes in accounting policies discussed below.

The consolidated financial statements are presented in Singapore Dollars ("S$").

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.2	Changes in accounting policies

On 1 April 2009, the Group adopted the following standards and interpretations mandatory for annual financial periods beginning on or after 1 January 2009.

•	FRS 1 Presentation of Financial Statements (Revised)

•	Amendments to FRS 18 Revenue

•	Amendments to FRS 23 Borrowing Costs

•	Amendments to FRS 32 Financial Instruments: Presentation and FRS 1 Presentation of Financial Statements – Puttable Financial Instruments and Obligations Arising on Liquidation

•
Amendments to FRS 101 First-time Adoption of Financial Reporting Standards and FRS 27 Consolidated and Separate Financial Statements – Cost of an Investment in a Subsidiary, Jointly Controlled Entity or Associate

•	Amendments to FRS 102 Share-based Payment – Vesting Conditions and Cancellations

•	Amendments to FRS 107 Financial Instruments: Disclosures

•	FRS 108 Operating Segments

•	Improvements to FRSs issued in 2008

•	INT FRS 113 Customer Loyalty Programmes

•	INT FRS 116 Hedges of a Net Investment in a Foreign Operation

•	Amendments to INT FRS 109 Reassessment of Embedded Derivatives and FRS 39 Financial Instruments: Recognition and Measurement – Embedded Derivatives

•	INT FRS 118 Transfers of Assets from Customers

Adoption of these standards and interpretations did not have any effect on the financial performance or position of the Group. They did however give rise to additional disclosures, including, in some cases, revisions to accounting policies.

The principal effects of these changes are as follows:

FRS 1 Presentation of Financial Statements – Revised Presentation

The revised FRS 1 separates owner and non-owner changes in equity. The statement of changes in equity includes only details of transactions with owners, with all non-owner changes in equity presented in the statement of other comprehensive income. In addition, the Standard introduces the statement of comprehensive income which presents income and expense recognised in the period. This statement may be presented in one single statement, or two linked statements. The Group has elected to present this statement as a single statement.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.3	Standards issued but not yet effective

The Group has not adopted the following standards and interpretations that have been issued but not yet effective:

Description	Effective for annual periods beginning on or after

Amendments to FRS 27 Consolidated and Separate Financial Statements	1 July 2009

Amendments to FRS 39 Financial Instruments: Recognition and Measurement – Eligible Hedged Item	1 July 2009

Revised FRS 103 Business Combinations	1 July 2009

Amendments to FRS 105 Non-current Assets Held for Sale and Discontinued Operations	1 July 2009

INT FRS 117 Distributions of Non-cash Assets to Owners	1 July 2009

Amendments to FRS 32 – Classification of Rights Issues	1 February 2010

INT FRS 119 Extinguishing Financial Liabilities with Equity Instruments	1 July 2010

Amendments to FRS 24 Related Party Disclosures	1 January 2011

Amendments to INT FRS 114 Prepayments of a Minimum Funding Requirement	1 January 2011

Improvements to FRSs issued in 2009:

– Amendments to FRS 38 Intangible Assets	1 July 2009

– Amendments to FRS 102 Share-based Payment	1 July 2009

– Amendments to INT FRS 109 Reassessment of Embedded Derivatives	1 July 2009

– Amendments to INT FRS 116 Hedges of a Net Investment in a Foreign Operation	1 July 2009

– Amendments to FRS 1 Presentation of Financial Statements	1 January 2010

– Amendments to FRS 7 Statement of Cash Flows	1 January 2010

– Amendments to FRS 17 Leases	1 January 2010

– Amendments to FRS 36 Impairment of Assets	1 January 2010

– FRS 39 Financial Instruments: Recognition and Measurement	1 January 2010

– Amendments to FRS 102 Group Cash settled Share-based Payment Transaction	1 January 2010

– Amendments to FRS 105 Non-current Assets Held for Sale and Discontinued Operations	1 January 2010

– Amendments to FRS 108 Operating Segments	1 January 2010

The directors expect that the adoption of the other standards and interpretations above will have no material impact on the financial statements in the period of initial application.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.4	Basis of consolidation

The consolidated financial statements comprise the financial statements of the Company and its subsidiary as at the balance sheet date. The financial statements of the subsidiary used in the preparation of the consolidated financial statements are prepared for the same reporting date as the Company. Consistent accounting policies are applied to like transactions and events in similar circumstances.

All intra-group balances, income and expenses and unrealised gains and losses resulting from intra-group transactions are eliminated in full.

During the year, the Company’s interest in a subsidiary was diluted to a non-controlling interest.

Subsidiaries are consolidated from the date of acquisition, being the date on which the Group obtains control, and continue to be consolidated until the date that such control ceases.

3.5	Transactions with minority interest

Minority interests represent the portion of profit or loss and net assets in subsidiaries not held by the Group and are presented separately in the consolidated statement of comprehensive income and within equity in the consolidated balance sheet, separately from parent shareholders' equity. Transactions with minority interests are accounted for using the entity concept method, whereby, transactions with minority interests are accounted for as transactions with equity holders. On acquisition of minority interests, the difference between the consideration and book value of the share of the net assets acquired is reflected as being a transaction between owners and recognised directly in equity.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.6	Functional and foreign currency

Functional currency

Management has determined the currency of the primary economic environment in which the Company operates i.e. functional currency, to be the Singapore Dollars.

Foreign currencies

Transactions in foreign currencies are measured in the respective functional currencies of the Company and its subsidiaries and are recorded on initial recognition in the functional currencies at exchange rates approximating those ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange ruling at the balance sheet date. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined.

Exchange differences arising on the settlement of monetary items or on translating monetary items at the balance sheet date are recognised in the statement of comprehensive income except for exchange differences arising on monetary items that form part of the Group’s net investment in foreign operations, which are recognised initially in other comprehensive income and accumulated under foreign currency translation reserve in equity. The foreign currency translation reserve is reclassified from equity to the statement of comprehensive income of the Group on disposal of the foreign operation.

The assets and liabilities of foreign operations are translated into SGD at the rate of exchange ruling at the balance sheet  date and their statement of comprehensive income are translated at the weighted average exchange rates for the year. The exchange differences arising on the translation are taken directly to other comprehensive income. On disposal of a foreign operation, the cumulative amount recognised in other comprehensive income relating to that particular foreign operation is recognised in the statement of comprehensive income.

3.7	Property, plant and equipment

All items of property, plant and equipment are initially recorded at cost. The cost of an item of plant and equipment is recognised as an asset if, and only if, it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably.

Subsequent to recognition, property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. When significant parts of plant and equipment are required to be replaced in intervals, the Group recognises such parts as individual assets with specific useful lives and depreciation, respectively. Likewise, when a major inspection is performed, its cost is recognised in the carrying amount of the plant and equipment as a replacement if the recognition criteria are satisfied. All other repair and maintenance costs are recognised in the statement of comprehensive income as incurred.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.7	Property, plant and equipment (cont'd)

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Leasehold improvements	–	3 years
Furniture and fittings	–	5 years
Office equipment	–	3 to 14 years
Computer equipment	–	2½ to 3 years
Laboratory equipment	–	3 to 7 years

The carrying values of property, plant and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable.

The residual value, useful life and depreciation method are reviewed at each financial year-end, and adjusted prospectively, if appropriate.

An item of property, plant and equipment is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset is included in the statement of comprehensive income in the year the asset is derecognised.

3.8	Associates

An associate is an entity, not being a subsidiary or a joint venture, in which the Group has significant influence. An associate is equity accounted for from the date the Group obtains significant influence until the date the Group ceases to have significant influence over the associate.

The Group’s investment in an associate is accounted for using the equity method. Under the equity method, the investment in associate is measured in the balance sheet at cost plus post-acquisition changes in the Group’s share of net assets of the associates. Goodwill relating to associates is included in the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the associate’s identifiable asset, liabilities and contingent liabilities over the cost of the investment is deducted from the carrying amount of the investment and is recognised as income as part of the Group’s share of results of the associate in the period in which the investment is acquired.

When the Group’s share of losses in an associate equals or exceeds its interest in the associate, the Group does not recognise further losses, unless it has incurred obligations or made payments on behalf of the associate.

After application of the equity method, the Group determines whether it is necessary to recognise an additional impairment loss on the Group’s investment in its associate. The Group determines at each balance sheet date whether there is any objective evidence that the investment in the associate is impaired. If this is the case, the Group calculates the amount of impairment as the difference between the recoverable amount of the associate and its carrying value and recognises the amount in the statement of comprehensive income.

The financial statements of the associate are prepared as of the same reporting date as the Company. Where necessary, adjustments are made to bring the accounting policies in line with those of the Group.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.9	Impairment of non-financial assets

The Group assess at each reporting date whether there is an indication that an asset may be impaired. If any such indication exists, the Group makes an estimate of the asset's recoverable amount.

An asset’s recoverable amount is the higher of an asset’s or cash-generating unit’s fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets. In assessing value in use, the estimated future cash flows expected to be generated by the asset are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs to sell, an appropriate valuation model is used. These calculations are corroborated by valuation multiples, quoted share prices for publicly traded subsidiaries or other available fair value indicators. Where the carrying amount of an asset exceeds its recoverable amount, the asset is written down to its recoverable amount. Impairment losses are recognised in the statement of comprehensive income.

An assessment is made at each reporting date as to whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. A previously recognised impairment loss is reversed only if there has been a change in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognised. If that is the case, the carrying amount of the asset is increased to its recoverable amount. That increase cannot exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised previously. Such reversal is recognised in the statement of comprehensive income.

3.10	Financial assets

Financial assets are recognised on the balance sheet when, and only when, the Group becomes a party to the contractual provisions of the financial instrument.

When financial assets are recognised initially, they are measured at fair value, plus, in the case of financial assets not at fair value through profit or loss, directly attributable transaction costs.

A financial asset is derecognised where the contractual right to receive cash flows from the asset has expired. On derecognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received and any cumulative gain or loss that has been recognised directly in equity is recognised in the statement of comprehensive income.

Loans and receivables

Financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Such assets are initially recognised at fair value, plus directly attributable transaction costs and subsequently carried at amortised cost using the effective interest method less impairment losses. Gains and losses are recognised in the statement of comprehensive income when the loans and receivables are derecognised or impaired, as well as through the amortisation process.

The Group classifies trade and other receivable as loans and receivables.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.11	Impairment of financial assets

The Group assesses at each balance sheet date whether there is any objective evidence that a financial asset is impaired.

(a)	Assets carried at amortised cost

If there is objective evidence that an impairment loss on financial assets carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows discounted at the financial asset's original effective interest rate.  The carrying amount of the asset is reduced through the use of an allowance account. The impairment loss is recognised in the statement of comprehensive income.

When the asset becomes uncollectible, the carrying amount of impaired financial assets is reduced directly or if an amount was charged to the allowance account, the amounts charged to the allowance account are written off against the carrying value of the financial asset.

To determine whether there is objective evidence that an impairment loss on financial assets has been incurred, the Group considers factors such as the probability of insolvency or significant financial difficulties of the debtor and default or significant delay in payments.

If in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed to the extent that the carrying amount of the asset does not exceed its amortised cost at the reversal date. The amount of reversal is recognised in the statement of comprehensive income.

(b)	Assets carried at cost

If there is objective evidence (such as significant adverse changes in the business environment where the issuer operates, probability of insolvency or significant financial difficulties of the issuer) that an impairment loss on financial assets carried at cost has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such impairment losses are not reversed in subsequent periods.

3.12	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and short term deposits that are highly liquid investments that are readily convertible to known amount of cash and which are subject to insignificant risk of changes in value.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.13	Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of economic resources will be required to settle the obligation and the amount of the obligation can be estimated reliably.

Provisions are reviewed at each balance sheet date and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of economic resources will be required to settle the obligation, the provision is reversed.  If the effect of the time value of money is material, provisions are discounted using a current pre-tax rate that reflects, where appropriate, the risks specific to the liability. When discounting is used, the increase in the provision due to the passage of time is recognised as a finance cost.

3.14	Financial liabilities

Financial liabilities within the scope of FRS 39 are recognised on the balance sheet when, and only when, the Group becomes a party to the contractual provisions of the financial instrument.

Financial liabilities are recognised initially at fair value, plus, in the case of financial liabilities other than derivatives, directly attributable transaction costs.

Subsequent to initial recognition, all financial liabilities are measured at amortised cost using the effective interest method, except for derivatives, which are measured at fair value.

For financial liabilities other than derivatives, gains and losses are recognised in statement of comprehensive income when the liabilities are derecognised, and through the amortisation process.

A financial liability is derecognised when the obligation under the liability is extinguished. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognised in the statement of comprehensive income.

3.15	Convertible notes

The component of the convertible notes that exhibits characteristics of a derivative liability is recognised as a derivative liability in the balance sheet (see note 3.14).  The corresponding interest on those convertible notes is charged as interest expense in the statement of comprehensive income.  On issuance of the convertible notes, the fair value of the liability component is determined using a market rate for an equivalent non-convertible bond and this amount, net of transaction costs, is carried as a long-term liability at amortised cost using the effective interest method until it is extinguished on conversion or redemption.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.16	Borrowing costs

Borrowing costs are generally expensed in the statement of comprehensive income as incurred except to the extent that they are capitalised. Borrowing costs are capitalised if they are directly attributable to the acquisition, construction or production of a qualifying asset.

3.17	Employee benefits

Defined contribution plan

The Group participates in the national pension schemes as defined by the laws of the countries in which it has operations. In particular, the Singapore company makes contributions to the Central Provident Fund scheme in Singapore, a defined contribution pension scheme. Contributions to defined contribution pension schemes are recognised as an expense in the period in which the related service is performed.

Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. The estimated liability for leave is recognised for services rendered by employees up to balance sheet date.

3.18	Share option plan

Employees of the Group and certain external consultants receive remuneration in the form of share options as consideration for services rendered ('equity-settled transactions').

The cost of these equity-settled transactions with these external consultants is measured by reference to the fair value of the options at the date on which the options are granted. This cost is recognised in the statement of comprehensive income, with a corresponding increase in the share option reserve, over the vesting period. The cumulative expense recognised at each reporting date until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of options that will ultimately vest. The charge or credit to the statement of comprehensive income for a period represents the movement in cumulative expense recognised as at the beginning and end of that period.

No expense is recognised for options that do not ultimately vest, except for options where vesting is conditional upon a market condition, which are treated as vested irrespective of whether or not the market condition is satisfied, provided that all other performance and/or service conditions are satisfied. The share option reserve is transferred to retained earnings upon expiry of the share options. When the options are exercised, the share option reserve is transferred to share capital if new shares are issued, or to treasury shares if the options are satisfied by the reissuance of treasury shares.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.19	Leases

The determination of whether an arrangement is, or contains a lease is based on the substance of the arrangement at inception date: whether fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset. For arrangements entered into prior to January 1, 2005, the date of inception is deemed to be January 1, 2005 in accordance with the transitional requirements of INT FRS 104.

As lessee

Operating lease payments are recognised as an expense in the statement of comprehensive income on a straight-line basis over the lease term. The aggregate benefit of incentives provided by the lessor is recognised as a reduction of rental expense over the lease term on a straight-line basis.

3.20	Revenue recognition

Revenue is recognised to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. Revenue is measured at the fair value of consideration received or receivable.

Sales of goods

Revenue from sale of goods is recognised upon the transfer of significant risk and rewards of ownership of the goods to the customer. Revenue is not recognised to the extent where there are significant uncertainties regarding recovery of the consideration due, associated costs or the possible return of goods.

Grant Income

Please see 3.22 for the accounting policy pertaining to the government grants.

License income

Licence income is accounted for on a straight line basis over the contractual terms.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.21	Income taxes

(a)	Current tax

Current tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the balance sheet date. Current taxes are recognised in the statement of comprehensive income

(b)	Deferred tax

Deferred income tax is provided using the liability method on temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax assets are recognised for all deductible temporary differences, carry-forward of unused tax losses and unabsorbed capital allowances, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry-forward of unused tax losses and unused tax credits can be utilised.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilised.  Unrecognised deferred income tax assets are reassessed at each balance sheet date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be utilised.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the balance sheet date.

(c)	Sales tax

Revenues, expenses and assets are recognised net of the amount of sales tax except:

–
Where the sales tax incurred in a purchase of assets or services is not recoverable from the taxation authority, in which case the sales tax is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

–	Receivables and payables that are stated with the amount of sales tax included.

The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the balance sheet.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

3.22	Government grant

The Group recognises grants when there is reasonable assurance that the conditions attached to the grant will be complied with and that the grant will be received. The Company is entitled to receive a cash grant under the Job Credit Scheme to defray staff costs.

Income-related grants are subsidies of expenses incurred, and are disbursed based on the terms of the respective grants, the amount of qualifying expenditures incurred and the achievement of the conditions attached to the grants. Where the grant relates to an expense item, it is recognised to the statement of comprehensive income over the period necessary to match them on a systematic basis to the costs that it is intended to compensate.

When the grant relates to an asset, the fair value is recognised as deferred capital grant on the balance sheet and is amortised to the statement of comprehensive income over the expected useful life of the relevant asset by equal annual instalments.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

4.	Property, plant and equipment

	Leasehold improvements	Furniture and fittings	Office equipment	Computer equipment	Laboratory equipment	Total
	S$	S$	S$	S$	S$	S$
Group
Cost:
At April 1, 2008	–	10,215	2,540	388,913	781,983	1,183,651
Additions	46,096	1,400	–	–	10,084	57,580
Currency realignment	–	–	(83)	(2,023)	(5,133)	(7,239)

At March 31, 2009 and April 1, 2009	46,096	11,615	2,457	386,890	786,934	1,233,992
Additions	11,321	14,951	5,800	5,189	52,673	89,934
Currency realignment	1,859	38	–	929	2,378	5,204
Deemed disposal of subsidiary*	(59,276)	(14,989)	(1,259)	(154,826)	(208,463)	(438,813)

At March 31, 2010	–	11,615	6,998	238,182	633,522	890,317

Accumulated depreciation and impairment losses:
At April 1, 2008	–	5,440	1,632	354,753	432,474	794,299
Depreciation charge for the year	–	1,383	98	22,128	98,395	122,004
Impairment loss	–	–	–	–	18,495	18,495
Currency realignment	–	–	(17)	(1,489)	(1,974)	(3,480)

At March 31, 2009 and April 1, 2009	–	6,823	1,713	375,392	547,390	931,318
Depreciation charge for the year	1,965	1,817	1,128	9,095	99,144	113,149
Currency realignment	(20)	2	–	657	829	1,468
Deemed disposal of subsidiary*	(1,945)	(572)	(515)	(148,066)	(145,117)	(296,215)

At March 31, 2010	–	8,070	2,326	237,078	502,246	749,720

Net book value
At March 31, 2010	–	3,545	4,672	1,104	131,276	140,597

At March 31, 2009	46,096	4,792	744	11,498	239,544	302,674

* The Group’s interest in a subsidiary was diluted during the financial year ended March 31, 2010. The dilution of the shareholding resulted in a deemed disposal. (Refer to Note 5)

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

5.	Interest in associated company

	Group
	2010	2009
	S$	S$

Original cost of investment	10,545,132	–
Less: Accumulated impairment losses brought forward	(10,545,132)	–

	–	–
Add: Gain on deemed disposal of interests	878,201	–
Less: Post acquisition reserve	(447,229)	–

	430,972	–

Interest in the associated company arose from the dilution of shareholdings in a former subsidiary company, Cell Cure Neurosciences Ltd (“CellCure”), during the financial year ended March 31, 2010. A gain of $617,847 (2009: $nil) on deemed disposal of interest in subsidiary had been recognised in the statement of comprehensive income during the year.

The summarised financial information of the associated company, not adjusted for the proportion of ownership interest held by the Group, is as follows:

	Group
	2010	2009
	S$	S$

Assets and liabilities
Total assets	2,231,616	–
Total liabilities	(1,351,430)	–

Results
Revenue	657,821	–
Loss for the year	(2,070,301)	–

On November 2009, the Group’s interest in CellCure was diluted from 55% to 49%. Upon the dilution, CellCure became an associated company of the Group.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

5.	Interest in associated company (cont’d)

The fair values of the identifiable assets and liabilities of Cell Cure Neuroscience Ltd as at the date of dilution were:

	Recognised on date of deemed disposal	Carrying amount before deemed disposal
	S$	S$

Property, plant and equipment	142,597	142,597
Other receivables	653,709	653,709
Cash and cash equivalents	706,710	706,710
Cash consideration for additional shares issued to existing shareholders, other than the Company	1,159,040	–

	2,662,056	1,503,016

Trade and other payables	(562,795)	(562,795)
Deferred capital grant	(323,246)	(323,246)

	(886,041)	(886,041)

The effect of dilution on cash flow is as follows:

S$

Total consideration for 6% equity interest diluted	–
Consideration settled in cash	–

–
Less: Cash and cash equivalents of the subsidiary	706,710

Net cash outflow on dilution	(706,710)

6.	Trade receivables

	Group
	2010	2009
	S$	S$

Grant receivable	–	429,312
Trade receivables	168,033	188,063
	168,033	617,375

Trade receivables are non-interest bearing and are generally on less than 30 days term. They are recognised at their original invoice amounts which represent their fair values on initial recognition.

The trade receivables of the Group are not past due nor impaired as at March 31, 2009 and 2010 and are denominated in United States dollars.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

7.	Other receivables

	Group
	2010	2009
	S$	S$

Prepaid expenses	423	11,238
Deposits	14,374	58,037
Sundry debtors	12,546	140,007

	27,343	209,282

Other receivables are non-interest bearing and the carrying values approximate the fair values due to the short term maturity.

8.	Cash and cash equivalents

	Group
	2010	2009
	S$	S$

Cash and bank balances	475,912	1,187,893
Fixed deposits	–	2,505,434

	475,912	3,693,327

The Group's fixed deposits as at March 31, 2009 had an average maturity of 1 month to 3 months and earned interest at rates of 0.1875% to 1.1% per annum.

Cash and cash equivalents held by the Group are denominated in the following currencies:

	Group
	2010	2009
	S$	S$

US$	160,323	1,635,859
NIS	–	69,980
EURO	–	76,891
S$	315,589	1,910,597
	475,912	3,693,327

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

9.	Trade and other payables

	Group
	2010	2009
	S$	S$

Trade payable	164,754	194,741
Accrued expenses	294,870	618,774
Deferred revenue	35,043	176,932
Other payable	112,361	–
	607,028	990,447

Trade payables are non-interest bearing and are normally settled on 30-day terms.

Included in trade payables of the Group is an amount of S$57,338 (2009: S$24,302) and S$9,676 (2009: S$90,486) denominated in Australian dollars and US dollars respectively.

10.	Deferred capital grants

Deferred capital grants relate to grants received for project on the development of stem cell-derived therapies for various diseases.

11.	Convertible notes

	Group
	2010	2009
	S$	S$
Current
8% convertible notes due 2015 ("Series 1 Notes")	–	–
8% convertible notes due 2015 ("Series 2 Notes")	–	–
8% convertible notes due 2015 ("Series 3 Notes")	–	–
8% convertible notes due 2010 ("Series 4 Notes")	6,161,229	–
8% convertible notes due 2010 ("Series 5A Notes")	2,780,138	–
8% convertible notes due 2010 (‘’Series 5B Notes’’)	1,853,425	–
8% convertible notes due 2013 (‘’Series 6 Notes’’)	–	–

	10,794,792	–

Non- Current
8% convertible notes due 2015 ("Series 1 Notes")	2,833,593	1,956,558
8% convertible notes due 2015 ("Series 2 Notes")	1,416,528	978,058
8% convertible notes due 2015 ("Series 3 Notes")	1,046,529	703,715
8% convertible notes due 2010 ("Series 4 Notes")	–	3,548,347
8% convertible notes due 2010 ("Series 5A Notes")	–	1,499,492
8% convertible notes due 2010 (‘’Series 5B Notes’’)	–	999,661
8% convertible notes due 2013 (‘’Series 6 Notes’’)	1,342,548	1,042,666

	6,639,198	10,728,497

Liability component of convertible notes at 31 March	17,433,990	10,728,497

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

11.	Convertible notes (cont'd)

	Group
	2010	2009
	S$	S$

Fair value of convertible notes, at inception	33,000,000	33,000,000
Less: Derivative component, at inception	(30,361,412)	(30,361,412)
Liability component of convertible notes	2,638,588	2,638,588

Add: Accumulated amortisation of discount

Balance as at 1 April	8,089,909	4,242,275
Amortisation of discount during the financial year	6,705,493	3,847,634
Balance as at 31 March	14,795,402	8,089,909

Liability component of convertible notes at 31 March	17,433,990	10,728,497

Fair value of derivative component of convertible notes, at initial recognition	(30,361,412)	(30,361,412)

Balance as at 1 April	17,703,885	5,176,045
Change in fair value recognised in statement of comprehensive income during the financial year	12,248,925	12,527,840

Balance as at 31 March	29,952,810	17,703,885

Fair value of derivative component of convertible notes at 31 March	(408,602)	(12,657,527)

As at both balance sheet dates, the convertible notes were held solely by the immediate holding company - Biomedical Sciences Investment Fund Pte Ltd.

The holders of Series 1, 2 and 3 Notes have the right to seek repayment/redemption of the convertible notes at any time after July 1, 2004 until the maturity in 2015.  Upon the request for repayment/redemption, the Company has the option to discharge its obligations in the following manner:

–	wholly in cash;
–	wholly by way of allotment and issue of shares; or
–	by a combination of cash and allotment and issue of shares.

The holders of Series 4 Notes have the right to seek repayment/redemption of the convertible notes at any time after July 1, 2006 until the maturity in 2010.  Upon the request for repayment/redemption, the holders have the option to require the Company to discharge its obligations in the following manner:

–	wholly in cash;
–	wholly by way of allotment and issue of shares; or
–	by a combination of cash and allotment and issue of shares.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

11.	Convertible notes (cont'd)

The holders of Series 5 Notes have the right to seek repayment/redemption of the convertible notes at any time after May 16, 2007 until the maturity in 2010. Upon the request for repayment/redemption, the holders have the option to require the Company to discharge its obligations in the following manner:

–	wholly in cash;
–	wholly by way of allotment and issue of shares; or
–	by a combination of cash and allotment and issue of shares.

The holders of Series 6 Notes have the right to seek repayment/redemption of the convertible notes at any time after January 15, 2009 until the maturity in 2013. Upon the request for repayment/redemption, the holders have the option to require the Company to discharge its obligations in the following manner:

–	wholly in cash;
–	wholly by way of allotment and issue of shares; or
–	by a combination of cash and allotment and issue of shares.

The notes are convertible into Series B Convertible Preference Shares ("CPS") of the Company at a conversion price of S$1.275 per share or the lower of S$1.275 and the lowest subscription price in respect of the first round of subscription of CPS. During the financial years ended March 31, 2009 and 2010, no convertible notes were converted or issued.

Holders of Series B CPS are entitled in preference to holders of Series A CPS and holders of ordinary shares to receive a fixed cumulative preference dividend at a rate of 8% per annum. The Series B CPS are convertible into ordinary shares of the Company, the number of which is determined by dividing the original issue price of such Series B CPS, together with all cumulative but unpaid dividends per share, by the original issue price of such Series CPS.

12.	Share capital

	Group
	2010		2009
	Number of shares	S$	Number of shares	S$
Issued and fully paid:
Ordinary shares
Balance at April 1 and March 31	6,300,000	1,764,000	6,300,000	1,764,000

Series A1 Convertible Preference Shares
Balance at April 1 and March 31	6,000,000	1,680,000	6,000,000	1,680,000

Series A2 Convertible Preference Shares
Balance at April 1 and March 31	3,334,000	5,101,020	3,334,000	5,101,020

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

12.	Share Capital (cont'd)

	Group
	2010		2009
	Number of shares	S$	Number of shares	S$

Series A3 Convertible Preference Shares
Balance at April 1 and March 31	3,885,076	10,101,188	3,885,076	10,101,188

Share capital
Balance at March 31		18,646,208		18,646,208

Holders of ordinary shares are entitled to receive dividends as and when declared by the Company.  All ordinary shares carry one vote per share without restriction.

Holders of Series A Convertible Preference Shares ("CPS") are entitled to receive dividends in an amount equal to any dividends declared from time to time in respect of one Ordinary Share and shall have the same voting rights as the holders of the Ordinary Shares.

The holders of Series A CPS of the Company have the right to convert all or any of the Series A CPS into ordinary shares of the Company at any time by delivering to the Company not less than 30 days' notice in writing of its desire at the following conversion rates:

No. of ordinary shares in the Company

(a)For each Series A1 Convertible Preference Shares	1.000
(b)For each Series A2 Convertible Preference Shares	1.200
(c)For each Series A3 Convertible Preference Shares	1.529

13.	Share option reserve

Share option reserve represents the equity-settled options granted to employees and certain consultants of the Company. The reserve is made up of the cumulative value of services received from the holders recorded over the vesting period commencing from the grant date of equity-settled share options, and is reduced by the expiry or exercise of the share options.

	Group
	2010	2009
	S$	S$

Balance as at April 1	291,200	1,256,521
Expired/forfeited during the year	(61,200)	(965,321)

Balance as at March 31	230,000	291,200

As at both balance sheet dates, the options have been fully vested.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

14.	Loss from operating activities

Loss from operating activities is stated after charging the following items:

	Group
	2010	2009
	S$	S$

Depreciation of property, plant and equipment (Note 4)	113,149	122,004
Impairment loss on property, plant and equipment (Note 4)	–	18,495
Foreign exchange loss	152,274	375,175
Operating lease payments	165,794	165,597
Patents and search fees	499,866	705,054

15.	Taxation

Reconciliation between the tax expense and the product of accounting profit multiplied by the applicable tax rate for the financial year ended March 31 was as follows:

	Group
	2010	2009
	S$	S$

Profit before taxation	2,862,289	6,116,403

Tax at domestic rates of 17% (2009: 17%)	486,589	1,039,789
Effect of:
- Expenses not deductible for tax purposes	1,337,488	701,884
- Income not subject to taxation	(2,187,351)	(2,129,732)
- Deferred tax asset not recognised	363,274	388,059

	–	–

Subsequent to year end, there was a substantial change in the shareholders. The Company is therefore not allowed to carryforward the tax losses accumulated from prior years. The Group has tax losses of approximately S$1,294,293 (2009: S$54,823,445) that are available for offset against its future taxable profits for which no deferred tax asset is recognised due to uncertainty of its recoverability. The use of these tax losses is subject to the agreement of the tax authorities and compliance with certain provisions of the respective country tax legislation.

16.	Employee benefits

	Group
	2010	2009
	S$	S$

Salaries, bonuses and other costs	988,778	1,485,222
Defined contribution plan expense	31,176	32,538

	1,019,954	1,517,760

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

16.	Employee benefits (cont'd)

During the financial year ended March 31, 2009, the Singapore Finance Minister announced the introduction of a Jobs Credit scheme (“Scheme”). Under this Scheme, the Company received a 12% cash grant on the first $2,500 of each month’s wages for each employee on their Central Provident Fund payroll.  Included in the salaries, bonuses and other cost is an amount of $23,027 (2009: $4,079) relating to the grant income from the Scheme.

Share option plan

The Company has a share option plan under which non-transferable options to subscribe for the Company's ordinary shares have been granted to directors, employees and certain consultants of the Company.

Under the plan, options granted have a term of 10 years from the grant date. It will vest over a period of 3 years. The subscription price for each ordinary share in respect of which an option is exercisable is $1.02.  For options granted to employees under the old plan, the exercise price is S$0.28.

As at March 31, 2010, all outstanding share options issued by the Company are held by external consultants of the Company. As at both balance sheet dates, the options have been fully vested.

The following table illustrates the number (No.) and weighted average exercise prices (WAEP) of, and movements in, share options during the financial year:

	2010		2009
	No	WAEP	No	WAEP
		S$		S$

Outstanding as at April 1	300,000	0.97	1,695,500	1.01
- Granted	–	–	–	–
- Forfeited	(60,000)	1.02	(1,395,500)	1.02
- Exercised	–	–	–	–
- Expired	–	–	–	–

Outstanding/Exercisable as at March 31	240,000	0.9583	300,000	0.97

The fair value of equity share options at the date of grant is estimated by an external valuer using the Trinomial Option Pricing Module ("TOPM") in the Bloomberg Executive Option Valuation Model ("BEOVM"), taking into account the terms and conditions upon which the options were granted. There were no options granted or modified during the years ended March 31, 2010 and 2009.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

17.	Operating lease commitments

The Group has entered into commercial non-cancellable leases mainly for office and office equipment.

Future minimum rental payments under non-cancellable leases were as follows:

	Group
	2010	2009
	S$	S$

Payable within one year	17,222	160,091
Payable between two and five years	–	24,572

	17,222	184,663

18.	Related party transactions

For the purpose of these financial statements, parties are considered to be related to the Group if the Group has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence.

Sales and purchase of goods and services

In addition to any related party information disclosed elsewhere in the financial statements, the following significant related party transactions during the financial year ended March 31 were as follows:

	Group
	2010	2009
	S$	S$

Transactions with minority shareholders in subsidiary:

Research and development costs	–	641,655
General and administrative expenses	–	622

	–	642,277

The transactions were entered into at terms agreed between the parties concerned.

Compensation of Key Management Personnel

	Group
	2010	2009
	S$	S$

Salary, bonus and benefits	436,830	498,642
Defined contribution plan expense	2,160	2,160

	438,990	500,802

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

18.	Related party transactions (cont'd)

	Group
	2010	2009
	S$	S$
Comprise of amounts paid to:
Directors	–	–
Other key management personnel	438,990	500,802

	438,990	500,802

19.	Fair value of financial instruments

(a)	Fair value of financial instruments that are carried at fair value

The following table shows an analysis of financial instruments carried at fair value by level of fair value hierarchy:

	Quoted prices in active markets for identical instruments	Significant other observable inputs	Significant unobservable inputs	Total
	(Level 1)	(Level 2)	(Level 3)
	$	$	$	$
Group
2010
Financial asset:
Financial assets at fair value through profit or loss	–	–	–	–

At March 31, 2010	–	–	–	–

Financial liability:
Derivative financial instrument	–	408,602	–	408,602

At March 31, 2010	–	408,602	–	408,602

Fair value hierarchy

The Company classify fair value measurement using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy have the following levels:

▪	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities

▪	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices), and

▪	Level 3 – Inputs for the asset or liability that are not based on observable market data (unobservable inputs).

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

19.	Fair value of financial instruments (cont’d)

Determination of fair value

The fair value of embedded equity conversion option is calculated using Binomial Option Pricing Model (“BOPM”) based on both observable and non-observable data. The non-observable inputs to the model include assumptions regarding the volatility and implied credit spread.

(b)	Fair value of financial instruments by classes that are not carried at fair value and whose carrying amounts are reasonable approximation of fair value

Management has determined that the carrying amounts of cash and cash equivalents, trade and other receivables and trade and other payables, based on their notional amounts, reasonably approximate their fair values because these are mostly short term in nature.

(c)	Fair value of financial instruments by classes that are not carried at fair value and whose carrying amounts are not reasonable approximation of fair value

The fair value of financial assets and liabilities by classes that are not carried at fair value and whose carrying amounts are not reasonable approximation of fair value are as follows:

	2010		2009
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	S$’000	S$’000	S$’000	S$’000

Convertible notes	17,434	13,469	10,728	19,852

The fair value disclosed in the table above is estimated by an independent valuer.

20.	Financial risk management objectives and policies

The Group is exposed to financial risks arising from its operations and the use of financial instruments. The key financial risks include foreign currency risk, credit risk and liquidity risk. The board of directors reviews and agrees policies and procedures for the management of these risks. The Group does not apply hedge accounting.

The following sections provide details regarding the Group’s exposure to the above-mentioned financial risks and the objectives, policies and processes for the management of these risks.

Foreign currency risk

The Group has transactional currency exposures arising from transactions that are denominated in a currency other than the respective functional currencies of the Group entities. The foreign currencies in which these currencies are denominated are mainly in US Dollar. Approximately 26% (2009: 47%) of the Group’s revenue are denominated in foreign currencies whilst most of the costs are denominated in the respective currencies of the Group entities.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

20.	Financial risk management objectives and policies (cont’d)

Sensitivity analysis for foreign currency risk

The following table demonstrates the sensitivity of the Group’s profit net of tax to a reasonably possible change in US Dollar exchange rates against Singapore Dollars, with all other variables held constant.

	Group
	2010	2009
	S$	S$

USD – strengthened 5% (2009: 5%)	(20,396)	(13,028)
– weakened 5% (2009: 5%)	20,396	13,028

Credit risk

Credit risk is the risk of loss that may arise on outstanding financial instruments should a counterparty default on its obligations. The Group’s exposure to credit risk arises primarily from trade and other receivables. For other financial assets (such as, cash and cash equivalents), the Group minimises credit risk by dealing exclusively with high credit rating counterparties.

The Group trades only with recognised and creditworthy third parties, with the result that the Group’s exposure to bad debts is not significant.

As at the balance sheet date, the maximum exposure to credit risk is represented by the carrying amount of each class of financial assets recognised in the balance sheet.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting financial obligations due to shortage of funds.  The Group’s exposure to liquidity risk arises primarily from mismatches of the maturities of financial assets and liabilities.

To manage liquidity risk, the Group also monitor its net operating cash flows and maintain an adequate level of cash and cash equivalents and secured committed funding facilities from financial institutions, if necessary. In assessing the adequacy of these funding facilities, management reviews its working capital requirements regularly.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

20.	Financial risk management objectives and policies (cont’d)

The table below summaries the maturity profile of the Group’s financial assets and liabilities at the balance sheet date based on contractual undiscounted payments.

	2010
	1 year or less	1 to 5 years	Over 5 years	Total
	$'000	$'000	$'000	$'000

Financial assets
Trade receivables	168	–	–	168
Other receivables	27	–	–	27
Cash and cash equivalents	476	–	–	476

	671	–	–	671

Financial liabilities
Trade and other payables	607	–	–	607
Convertible notes	15,665	41,223	–	56,888

	16,272	41,223	–	57,495

	2009
	1 year or less	1 to 5 Years	Over 5 years	Total
	$'000	$'000	$'000	$'000
Financial assets
Trade receivables	617	–	–	617
Other receivables	198	–	–	198
Cash and cash equivalents	3,693	–	–	3,693

	4,508	–	–	4,508

Financial liabilities
Trade and other payables	990	–	–	990
Convertible notes	–	56,888	–	56,888
Accrued severance pay	–	7	–	7

	990	56,895	–	57,885

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

21.	Capital management

The Group reviews and manages their capital structure to ensure optimal capital structure to maximise shareholder's returns taking into consideration the future capital requirements of the Group and capital efficiency, projected operating cash flow and projected capital expenditures.

To maintain or adjust the capital structure, the Group may obtain new borrowings or grants. No changes were made to the objectives, policies or processes during the years ended March 31, 2010 and March 31, 2009

22.	Events after balance sheet date

On May 3, 2010 the Company was successfully acquired by BioTime, Inc. a public company listed on New York Stock Exchange. BioTime, Inc. has acquired all of the outstanding shares and debt instruments of the Company and consequently, the Company has become a wholly-own subsidiary of BioTime, Inc.

Consequent to this acquisition, the Company would have no significant liabilities to third parties.

23.	Summary of significant differences between FRS and U.S. GAAP

The Group’s financial statements have been prepared in accordance with FRS. The Group has prepared the following information in this note to present the nature and effect on the Group’s financial statements of the differences between FRS and U.S. generally accepted accounting principles (“U.S. GAAP”).

Profit/(loss) after taxation

If U.S. GAAP had been applied, profit/(loss) after taxation would be adjusted as follows:

	Note	Year ended March 31, 2010	Year ended March 31, 2009
		S$	S$

Profit after taxation as reported under FRS		2,862,289	6,116,403

U.S. GAAP adjustments arising from the Company:
Finance cost on convertible notes	(1)	3,840,566	1,194,112
Fair value gain on derivative liability	(1)	(12,248,925)	(12,527,840)
Gain on dilution of shareholding in subsidiary	(2)	5,836,786	–

U.S. GAAP adjustments arising from CellCure ^:
Accounting for Chief Scientist grants	(3)	19,833	147,000
Share of loss of associated company	(3)	6,942	–
Profit/(loss) after taxation under U.S. GAAP		317,491	(5,070,325)

^ Audited by other auditor

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

23.	Summary of significant differences between FRS and U.S. GAAP (cont’d)

Shareholder’s equity

If U.S. GAAP had been applied, shareholders’ equity would be adjusted as follow:

	Note	Year ended March 31, 2010	Year ended March 31, 2009
		S$	S$

Shareholders’ equity as reported under FRS		(17,206,763)	(19,790,842)
U.S. GAAP adjustments arising from the Company:
Accumulated finance cost on convertible notes	(1)	749,567	(3,090,999)
Net fair value changes on derivative liability	(1)	(29,952,910)	(17,703,985)
Gain on dilution of shareholding in subsidiary	(2)	5,836,786	–
U.S. GAAP adjustments arising from CellCure ^:
Accounting for Chief Scientist grants	(3)	249,513	229,680
Share of loss of associated company	(3)	6,942	–

Shareholders’ equity under U.S. GAAP		(40,316,865)	(40,356,146)

^ Audited by other auditor

Balance sheet

The following table reconciles certain balance sheet items as reported under FRS and those that would have been reported under U.S. GAAP:

		2010
		FRS	U.S. GAAP
		S$	S$
U.S. GAAP adjustments arising from the Company:
Convertible notes – current	(1)	10,794,792	47,045,835
Convertible notes – non-current	(1)	6,639,198	–
Financial derivative liability	(1)	408,602	–
Interest in associated company	(2)	430,972	5,438,159

		2009
		FRS	U.S. GAAP
		S$	S$
U.S. GAAP adjustments arising from the Company:
Convertible notes – current	(1)	–	44,180,908
Convertible notes – non-current	(1)	10,728,497	–
Financial derivatives	(1)	12,657,527	–

U.S. GAAP adjustments arising from the CellCure^:
Deferred capital grants – non-current	(3)	229,680	-

^ Audited by other auditor

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

23.	Summary of significant differences between FRS and U.S. GAAP (cont’d)

Statements of Cash Flows

There are no material differences between cash flows reported in the statements of cash flows prepared in accordance with FRS and the cash flows that would be reported in the statements of cash flows prepared in accordance with U.S. GAAP.

1)	Accounting for convertible notes

Under FRS, the Series 1 to 6 Notes are accounted for as hybrid financial instruments, which are classified separately as financial liabilities in accordance with the substance of the contractual arrangement. The conversion option is separately recognised as a derivative as it may be settled in a variable number of equity instruments.

The convertible note is accounted for in two components: a debt and a derivative component. The debt component represents the Company’s liability for future interest payments and the principal amount. The embedded derivative represents the value of the conversion option that note holders have to convert into series B convertible preference shares in the Company. At the date of issue the component parts are recognised at fair value and in the case of the debt component, net of transaction costs.

Subsequent to the initial recognition of the debt component of the convertible note, it is measured at amortized cost. The derivative component is measured at fair value at each balance date, with the changes in fair value being recognized in the statement of comprehensive income. Interest is classified as an expense consistent with the balance sheet classification of the related debt instrument.

Under U.S. GAAP, the conversion features are not separated from the host debt contracts as they do not meet the net settlement criterion of a derivative and are not readily convertible to cash under ASC 815. The convertible notes are accounted for as debt instruments and measured at amortized cost with interest expense charged to the statement of comprehensive income. Since the effective conversion price of the series 1 to 6 Notes exceeded the market price of the Company’s equity securities into which the Notes are convertible on the date of issuance of respective Notes, no portion of the proceeds from the issuance was accounted for as a beneficial conversion feature for the embedded conversion features. In accordance with ASC 470, the debt instruments have been classified as current liabilities under U.S. GAAP.

2)	Accounting for gain on deemed disposal in subsidiary

As at March 31, 2009 the Company held 55% interest in CellCure Neurosciences Ltd (“CellCure”) and consolidated it as a subsidiary. On October 2009, CellCure issued additional ordinary shares to its other shareholders. The Company was also offered to subscribe to these additional shares but it declined to participate. As a result of this transaction, the Company's interest in CellCure decreased from 55% to 49%.

When there is a deemed disposal that results in a loss of control of a subsidiary, FRS does not prescribe how the gain or loss should be calculated. The Company computed the gain by comparing the carrying value of its effective interest in CellCure before and after the transaction.

Under US GAAP, in accordance with ASC 810-10-40 Derecognition, because the loss of control is deemed to be a significant economic event, when an entity loses control of a subsidiary but retains a non-controlling interest in the entity, that retained interest is measured at fair value and is incorporated in the calculation of the gain or loss on deconsolidation of the subsidiary.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

23.	Summary of significant differences between FRS and U.S. GAAP (cont’d)

3)	Accounting for Chief Scientist Grant ^

According to the IFRS, Chief Scientist grants, which do not meet the definition of a forgiven loan as defined by IAS 20, are to be recognized when received as a liability at fair value, in accordance with IAS 39, since at the time the loan was received, there was no reasonable assurance that the necessary conditions to cancel the refund request by the Chief Scientist will take place. Differences between the fair value of the grant to the grant sum are to be recognized through reducing research costs, or reducing the cost of the intangible asset, if the company has reached the development stage.

In subsequent periods, the liability is to be measured at reduced cost while using the effective interest rate method. Changes in fair value are to be attributed to profit and loss according to IAS 39.

According to generally accepted accounting standards in the United States of America, received grants from the Chief Scientist, is subscribed as a reduce of research costs. Royalties which are considered as a refund of the grant are subscribed as a liability when the conditions are met according to goods sold.

^ Audited by other auditor

As a result of the above noted differences, the shareholders equity is lower under U.S. GAAP than FRS.

Recently Issued but not yet adopted accounting standards

In April 2009, the FASB issued an accounting staff position providing additional guidance for estimating fair value of an asset or liability when the volume and level of activity for the asset or liability have significantly decreased.  This staff position also includes guidance on identifying circumstances that indicate a transaction is not orderly.  This staff position applies to interim and annual reporting periods ending after June 15, 2009, and will be applied prospectively.

In June 2009, the FASB issued an accounting pronouncement which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  This pronouncement clarifies that the determination of whether a company is required to consolidate an entity shall be based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  This pronouncement requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity.  This pronouncement also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement.  This pronouncement applies to fiscal years beginning after November 15, 2009.

In June, 2009, the FASB issued authoritative guidance on accounting for transfers of financial assets, which is effective for reporting periods beginning after November 15, 2009. The new requirement eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sales accounting criteria, and changes the initial measurement of a transferor’s interest in transferred financial assets.

ES Cell International Pte Ltd and Subsidiary Company

Notes to the Financial Statements – March 31, 2010

23.	Summary of significant differences between FRS and U.S. GAAP (cont’d)

In January 2010, the FASB issued authoritative guidance on accounting for Fair Value Measurements and Disclosures; Improving Disclosures about Fair Value Measurements.” This pronouncement requires additional information to be disclosed principally with respect to Level 3 fair value measurements and transfers to and from Level 1 and Level 2 measurements. In addition, enhanced disclosure is required concerning inputs and valuation techniques used to determine Level 2 and Level 3 fair value measurements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Earlier application is permitted.

The Company is currently assessing the impact of the adoption of the aforementioned pronouncements or any other new accounting pronouncements issued or effective during 2009 or 2010 which will be effective for the next financial year beginning 1 April 2010.

24.	Authorisation of financial statements for issue

The financial statements for the financial year ended March 31, 2010 were authorised for issue in accordance with a resolution of the board of directors on July 15, 2010.

Deloitte

INDEPENDENT AUDITORS* REPORT

To the Board of Directors and Shareholders of
Ceil Cure Neurosciences Ltd.

We have audited the accompanying statements of financial position of Cell Cure Neurosciences Ltd. ("the Company") as of March 31, 2010 and 2009, and the related statements of comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended March 31. 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements arc free of material misstatement An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that arc appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the company as of March 31. 2010 and 2009, and the statements of comprehensive income, changes in equity and cash flows for each of the three years in the period ended March 31, 2010. in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IASB) which differs in certain respects from U.S. Generally Accepted Accounting Principles (see Note 16 to the financial statements).

The Company is a development stage company engaged in the research and development of cell therapy applications for retinal and neurodegenerative diseases based on cells derived from human embryonic tern cells. As discussed in Note l.A.(l) to the financial statements.

/s/ Brightman Almagor Zohar & Co..
Brightman Almagor Zohar & Co..
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel
July 7, 2010

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